Exhibit 10.20

ASSIGNMENT AND CONSENT AGREEMENT

This ASSIGNMENT AND CONSENT AGREEMENT entered into as of the December 7, 2023, by and among Lomond Therapeutics, Inc., a Delaware corporation (the “Assignor”) and wholly-owned subsidiary of Assignee (as defined below), Eilean Therapeutics, LLC, a Delaware limited liability company (the “Assignee”), and Dinas Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of Assignee (the “Lender”).

WHEREAS, on May 2, 2022 and June 21, 2022, the Assignor executed certain Promissory Notes (each, a “Note” and collectively, the “Notes”), in the face amount of $1,950,000.00 and $1,890,000.00, respectively, each in favor of the Lender;

WHEREAS, as of the date first set forth above, no principal or interest payments have been made on the Notes;

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all of Assignor’s obligations, rights, title and interest in and to the Notes, including the obligation to make payment to the Lender thereunder;

WHEREAS, the Lender desires to consent to the assignment contemplated herein;

NOW, THEREFORE, in consideration of mutual covenants herein contained, and for good and valuable consideration of mutually exchanged by Assignee to Assignor, the receipt and sufficiency of which each party hereto acknowledges:

1.	Assignment and Assumption. Assignor hereby assigns, and Assignee hereby assumes, all of Assignor’s obligations, rights, title and interest in and to each of the Notes, and the obligation to pay all sums due thereunder. Hereafter, Assignor disclaims any further interest in the Notes.

2.	Representations and Warranties. Assignor represents and warrants to Assignee that (a) concurrently with this Assignment, it will deliver to Assignee the original, executed Notes, including any modifications and amendments thereto; (b) each Note is in full force and effect and that no event of default has occurred thereunder; and (c) it has not assigned the Notes to any third parties.

3.	Lender Consent. Lender hereby consents to such assignment pursuant to the terms of the Notes.

4.	Further Assurances. The Parties will take such additional actions as each may reasonably request to effect, consummate, confirm, or evidence the assignment contemplated herein.

5.	Binding Effect; Parties. This Assignment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

6.	Governing Law. This Agreement shall be governed by the laws of the State of California without regard to its choice of laws provision.

7.	Counterparts. This Agreement may be executed in one or more counterparts.

8.	Binding Effect; Parties. This Assignment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Assignment and Consent Agreement to be duly executed as of date first above written.

ASSIGNOR:

Lomond therapeutics, Inc.

By:	/s/ Nikolay Savchuk
Nikolay Savchuk, CEO

ASSIGNEE:

Eilean Therapeutics, LLC

By:	/s/ Iain Dukes
Iain Dukes, Manager

LENDER:

Dinas Therapeutics, Inc.,

By:	/s/ Nikolay Savchuk
Nikolay Savchuk, CEO